CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 13, 2017 relating to the financial statements of Electrameccanica Vehicles Corp. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Professional Accountants

Vancouver, Canada
January 25, 2018